FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2003

CHECKERS DRIVE-IN RESTAURANTS, INC.

(Exact name of registrant as specified in charter)

DELAWARE	0-19649	58-1654960
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA 33607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (813) 283-7000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 9. REGULATION FD DISCLOSURE.

On December 22, 2003, the Registrant issued a news release entitled “David Koehler Steps Down as CFO of Checkers Drive-In Restaurants, Inc.” and a second, subsequent news release entitled “Checkers Drive-In Restaurants, Inc. Appoints New CFO,” a copy of each being filed herewith as Exhibit 99.1 and 99.2, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.
Dated: December 22, 2003	By: /s/ Keith E. Sirois
Name: Keith E. Sirois Title: President and Chief Executive Officer

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated December 22, 2003
99.2	Press Release, dated December 22, 2003